                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Red Brick Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                       [LOGO OF RED BRICK SYSTEMS, INC.]

                                 April 6, 1998

TO THE STOCKHOLDERS OF RED BRICK SYSTEMS, INC.

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Red Brick Systems, Inc. (the "Company"), which will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, on Friday, May 15, 1998, at 10:00 a.m. local time.

  Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and the Notice of Annual Meeting of Stockholders.

  It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                     Sincerely,

                                     /s/ CHRISTOPHER G. ERICKSON
                                     Christopher G. Erickson
                                     President, Chief Executive
                                     Officer and Chairman of the
                                     Board of Directors

                       [LOGO OF RED BRICK SYSTEMS, INC.]

                            RED BRICK SYSTEMS, INC.
                                485 ALBERTO WAY
                          LOS GATOS, CALIFORNIA 95032

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

  The Annual Meeting of Stockholders ("Annual Meeting") of Red Brick Systems, Inc. (the "Company") will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, on Friday, May 15, 1998, at 10:00 a.m. local time for the following purposes:

  1. To elect four members of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

  2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 to 50,000,000;

  3. To approve an amendment to the 1995 Stock Option Plan, including an increase to the number of shares available for issuance thereunder and an increase to the per person limit on the maximum number of shares that may be awarded each year, as set forth in the accompanying proxy;

  4. To approve the adoption of the Company's 1998 Employee Stock Purchase
     Plan;

  5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

  6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the attached Proxy Statement.

  Only stockholders of record at the close of business on April 1, 1998, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 485 Alberto Way, Los Gatos, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                      By Order of the Board of Directors,

                                      /s/ MARGARET R. BRAUNS
                                      Margaret R. Brauns
                                      Secretary

Los Gatos, California
April 6, 1998


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                            RED BRICK SYSTEMS, INC.
                                485 ALBERTO WAY
                          LOS GATOS, CALIFORNIA 95032

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1998

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Red Brick Systems, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, on Friday, May 15, 1998, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 6, 1998.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 1, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 12,450,765 shares of Common Stock outstanding. Each stockholder of record on April 1, 1998, is entitled to one vote for each share of Common Stock held by such stockholder on April 1, 1998. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

  The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

  PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

  PROPOSAL 2. Approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

  PROPOSAL 3. Approval of the adoption of the amendment to the Company's 1995 Stock Option Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

  PROPOSAL 4. Approval of the adoption of the Company's 1998 Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

  PROPOSAL 5. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast whether affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

  Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2, 3, 4 and 5, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has also retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC will receive a fee for such services of approximately $6,000, plus out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The bylaws of the Company provide that the authorized number of directors of the Company shall be set by resolution of the Board of Directors. As of the date of this Proxy Statement, the number of directors presently authorized by the Board of Directors is five directors. One of the present directors of the Company, Thomas H. Bredt, will not be standing for re-election at the Annual Meeting and his term will expire upon the date of the Annual Meeting. The Board of Directors has adopted a resolution, effective upon the date of the Annual Meeting, that reduces the authorized number of directors of the Company to four. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of February 28, 1998, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

             NOMINEES            AGE   POSITIONS AND OFFICES HELD WITH THE COMPANY
             --------            ---   -------------------------------------------
   Christopher G. Erickson (1).   49 President, Chief Executive Officer and Chairman
                                      of the Board
   Andrew K. Ludwick...........   52 Director
   John F. Shoch (2)...........   49 Director
   John E. Warnock (3).........   57 Director

--------
(1) Member of Stock Option Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

  Mr. Erickson joined the Company in February 1993 as President and Chief Executive Officer and as a director. In September 1995, Mr. Erickson was also elected Chairman of the Board of the Company. From November 1980 to January 1993, Mr. Erickson was employed by Tandem Computers Incorporated ("Tandem"), a manufacturer of computers and related products. From 1985 to 1989, as Director of Software Product Management, he was responsible for the planning and marketing of Tandem software products, including NonStop SQL(TM), the software industry's first specialized relational database management system. From 1989 to 1993, Mr. Erickson served as President of Tandem Telecommunications Systems, Inc., a wholly-owned subsidiary of Tandem, and most recently as Vice President and General Manager, Tandem Telecom Division. Prior to joining Tandem, Mr. Erickson was employed by Wells Fargo Bank, N.T. & S.A., a banking institution, Burroughs Computer Corporation, a manufacturer of computers and related products, and Data Point Corporation, a computer products and services company. Mr. Erickson holds a B.A. in economics from the University of California, Santa Barbara and an M.B.A. from the University of California, Berkeley.

  Mr. Ludwick became a director of the Company in October 1996. From October 1994 to October 1996, Mr. Ludwick served as President and Chief Executive Officer of Bay Networks, Inc. ("Bay Networks"), the company created in October 1994 by the merger of SynOptics Communications, Inc., which he co-founded in July 1985, and Wellfleet Communications, Inc. Prior to co-founding SynOptics Communications, Inc., Mr. Ludwick worked for Xerox Corporation, a document management company, in a variety of positions in marketing, market planning, and sales operations. Mr. Ludwick serves on the Board of Directors of Bay Networks. Mr. Ludwick holds a B.A. from Harvard College and an M.B.A. from the Harvard Business School.

  Dr. Shoch became a director of the Company in October 1989. Since 1985, Dr. Shoch has been a general partner at Asset Management Company, a venture capital management firm. From 1971 to 1985, Dr. Shoch was employed by the Xerox Corporation, a document management company, most recently as President of the Office Systems Division. Dr. Shoch is also a director of Conductus, Inc. and Remedy Corporation. Dr. Shoch holds a B.S. in political science and an M.S. and a Ph.D. in computer science from Stanford University.

  Dr. Warnock became a director of the Company in April 1991. Dr. Warnock is a co-founder of Adobe Systems Incorporated ("Adobe"), and has been its Chairman of the Board since 1989. He has served as Adobe's Chief Executive Officer and a director since December 1982. Prior to co-founding Adobe, Dr. Warnock was principal scientist of the Imaging Sciences Laboratory at Xerox Corporation's Palo Alto Research Center. Dr. Warnock also serves as a director of Netscape Communications Corporation and Evans & Sutherland Computer Corporation and as Chairman of the Board of the Tech Museum of Innovation. Dr. Warnock holds a B.S. in mathematics and philosophy, an M.S. in mathematics, and a Ph.D. in electrical engineering from the University of Utah.

  Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board. There are no family relationships among the directors and officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings and acted by written consent on two occasions. For the fiscal year, each of the current directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Stock Option Committee.

  During the fiscal year ended December 31, 1997, the Audit Committee of the Board of Directors met four times. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors, and the accounting practices of the Company. The members of the Audit Committee during 1997 were Dr. Bredt and Dr. Shoch.

  During the fiscal year ended December 31, 1997, the Compensation Committee of the Board of Directors acted by written consent in lieu of a meeting on eight occasions. The Compensation Committee reviews the performance and sets the compensation of the Chief Executive Officer of the Company, and approves the compensation of the other executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels as recommended by the Chief Executive Officer. The Compensation Committee administers the 1995 Stock Option Plan and the Employee Stock Purchase Plan and will administer the 1998 Employee Stock Purchase Plan. The members of the Compensation Committee during 1997 were Dr. Bredt and Dr. Warnock.

  During the fiscal year ended December 31, 1997, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on 13 occasions. The Stock Option Committee approves stock option grants (up to a maximum number of shares set by the Board of Directors) to employees and consultants of the Company who are not officers. Mr. Erickson was the sole member of the Stock Option Committee during 1997.

DIRECTOR COMPENSATION

  Except for grants of stock options, directors of the Company do not receive compensation for services provided as directors. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

  Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option Plan (the "1995 Plan"). Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 15,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who continues to serve as a Board member after such Annual Meeting and has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive a non-statutory option grant to purchase 1,000 shares of Common Stock. Accordingly, on October 18, 1996, Mr. Ludwick was granted an option to purchase 15,000 shares at an exercise price of $25.25, on May 21, 1997 each of Messrs. Bredt, Ludwick, Shoch and Warnock were granted an option to purchase 1,000 shares at an exercise price of $8.625 per share, and on May 15, 1998 each of Messrs. Ludwick, Shoch and Warnock will be granted an option to purchase 1,000 shares at an exercise price equal to the fair market value on that date. See Proposal No. 3.

  Board members who are also employees of the Company are eligible to receive discretionary options under the 1995 Plan, and employee-directors, other than Mr. Erickson, are also eligible to participate in the Company's 1998 Employee Stock Purchase Plan. See Proposal No. 4.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of February 28, 1998, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table, and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at a particular date.

                                              SHARES BENEFICIALLY OWNED
                                           AS OF FEBRUARY 28, 1998 (1) (2)
                                           -----------------------------------
                                             NUMBER OF         PERCENTAGE OF
BENEFICIAL OWNER                              SHARES               CLASS
----------------                           ----------------- -----------------
Cowen & Company (3).......................           738,600              5.92%
 Financial Square, Thirty-first Floor
 New York, NY 10005-3597
Christopher G. Erickson (4)...............           871,825              6.93%
 485 Alberto Way
 Los Gatos, CA 95032
Phillip M. Fernandez (5)..................           230,631              1.82%
Robert C. Hausmann (6)....................           138,045              1.11%
Anthony W. Layzell........................             7,122                 *
Alexander Wilson (7)......................            85,745                 *
Thomas H. Bredt (8).......................            46,619                 *
Andrew K. Ludwick (9).....................            16,000                 *
John F. Shoch (10)........................           239,874              1.92%
John E. Warnock (11)......................           135,781              1.09%
All current directors and executive
 officers as a group
 (9 persons, including any listed above)
 (12).....................................         1,547,852             12.08%

--------
  * Less than 1% of the outstanding shares of Common Stock

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise disclosed below.

 (2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty
     (60) days after February 28, 1998.

 (3) Includes shares owned directly by Cowen & Company, Cowen Incorporated and Joseph M. Cohen. Information regarding ownership by Cowen & Company, Cowen Incorporated and Joseph M. Cohen is stated as of December 31, 1997, and was obtained from a Schedule 13G filed by such owners with the Securities and Exchange Commission on February 18, 1998. According to SEC filings, Cowen Incorporated is a parent holding company of Cowen & Company under Rule 13d-1(b)(ii)(G) and Joseph M. Cohen may be deemed to control Cowen Incorporated. The Company is not responsible for any errors or omissions in such information.

 (4) Includes options exercisable into 94,955 shares of Common Stock.

 (5) Includes options exercisable into 174,480 shares of Common Stock.

 (6) Represents 138,045 shares held by the Robert C. Hausmann and Lori Anne Hausmann Revocable Living Trust dated November 21, 1991.

 (7) Includes options exercisable into 53,217 shares of Common Stock

 (8) Includes options exercisable into 16,000 shares of Common Stock.

 (9) Represents options exercisable into 16,000 shares of Common Stock.

(10) Includes 17,918 shares owned by Asset Management Associates 1989, L.P. ("Asset"). Dr. Shoch, a director of the Company, is a general partner of AMC Partners 89 L.P. ("AMC Partners"), which is the general partner of Asset. Dr. Shoch disclaims beneficial ownership of the shares held by Asset except to the extent of his pecuniary interest therein arising from his interests in Asset and AMC Partners. Dr. Shoch's shares include 2,000 shares of Common Stock held by his spouse and options exercisable into 16,000 shares of Common Stock.

(11) Includes options exercisable into 16,000 shares of Common Stock.

(12) Includes options exercisable into 333,435 shares of Common Stock.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

  The Compensation Committee of the Board of Directors, as plan administrator of the 1995 Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other officer or any shares actually held by such individual in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

  None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time.

  The Company has adopted a severance plan for executive officers that provides that upon an involuntary termination of an officer's employment, he or she shall be entitled to six months of salary (one year of salary in the case of the Chief Executive Officer) and certain benefits and, upon an involuntary termination of an officer's employment following certain acquisitions or changes in control of the Company, he or she shall be entitled to one year of salary and accelerated vesting of option shares or restricted stock as if the officer remained employed for one additional year.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Company's Board of Directors (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's 1995 Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the authority to establish the level of base salary payable to all other employees of the Company, including all other executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

  For fiscal 1997, the process utilized by the Company in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Company were commercially-prepared surveys and informal surveys conducted by Company personnel among local companies with an emphasis on companies in the software industry. However, the CEO made the final compensation decisions concerning the officers, other than the CEO.

  General Compensation Policy. The Company's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Company's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards, and
(iii) long-term stock-based incentive awards.

  In preparing the performance graph for this Proxy Statement, the Company selected the Nasdaq Stock Market U.S. Total Return Index and the Nasdaq Stock Market Computer & Data Processing Index. The companies included in the Company's surveys are not necessarily those included in the indices, because those companies were determined not to be competitive with the Company for executive talent or because compensation information was not available to the Company.

  Base Salary. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent on the basis of informal surveys conducted by the Company. In general, the Company seeks to set base salaries at the 50-75th percentile.

  Annual Cash Bonuses. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year. Specifically, a target is established at the beginning of the fiscal year using an agreed-upon formula based on Company revenue and profit and the executive's individual objectives. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives. Actual bonuses are listed in the Summary Compensation Table.

  Long-Term Incentive Compensation. During fiscal 1997, the Committee made option grants to the Named Officers as set forth in the table entitled "Option Grants in Last Fiscal Year" on page 12. Generally, a significant grant is made in the year that an officer commences employment. In subsequent years, smaller grants may be made or no options granted in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

  CEO Compensation. The annual base salary for Mr. Erickson, the Company's President and CEO, was established by the Committee on March 19, 1997. The Committee's decision was made primarily on the basis of the Committee's subjective judgment of Mr. Erickson's personal performance of his duties.

  The remaining components of the CEO's fiscal 1997 incentive compensation were dependent upon the Company's financial performance as well as the CEO's personal performance and provided no dollar guarantees. The bonus paid to the CEO for fiscal 1997 was based on the same incentive plan as for all other officers who receive bonuses. The option grant made to the CEO was awarded on the basis of Mr. Erickson's position with the Company, his performance in the recent period and the number of unvested options he held at the time of the grant.

  Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. In order to qualify option grants under the Company's 1995 Stock Option Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of the Plan, including a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options each calendar year over the term of the Plan. Accordingly, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1995 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee

                                          Thomas H. Bredt
                                          John E. Warnock

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board was formed in October 1993 and was comprised of Dr. Bredt and Dr. Warnock during the 1997 fiscal year. None of these individuals was at any time during 1997, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

  The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between January 23, 1996 (the date the Company's Common Stock commenced public trading) and December 31, 1997, with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market--U.S. Index") and (ii) the Nasdaq Stock Market Computer & Data Processing Index (the "Nasdaq Computer & Data Processing Index"), over the same period. The graph assumes the investment of $100.00 on January 23, 1996, in the Company's Common Stock, the Nasdaq Stock Market--U.S. Index and the Nasdaq Computer & Data processing Index, and assumes the reinvestment of dividends, if any.

  The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from The Nasdaq Stock Market, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

     COMPARISON OF CUMULATIVE TOTAL RETURN AMONG RED BRICK SYSTEMS, INC.,
                      THE NASDAQ STOCK MARKET-U.S. INDEX,
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                            RED BRICK SYSTEMS, INC.
                        NASDAQ STOCK MARKET-U.S. INDEX
                    NASDAQ COMPUTER & DATA PROCESSING INDEX


                            [PERFORMANCE GRAPH APPEARS HERE]

                                                    NASDAQ      NASDAQ COMPUTER
                                    RED BRICK   STOCK MARKET-- & DATA PROCESSING
                                  SYSTEMS, INC.   U.S. INDEX         INDEX
                                  ------------- -------------- -----------------
January 23, 1996.................    100.00         100.00          100.00
March 29, 1996...................    142.15         107.31          108.83
June 28, 1996....................    121.49         116.07          120.96
September 30, 1996...............     79.34         120.22          123.37
December 31, 1996................     76.03         126.11          128.37
March 28, 1997...................     46.28         119.33          119.10
June 30, 1997....................     23.76         141.20          152.73
September 30, 1997...............     28.10         165.09          167.02
December 31, 1997................     23.14         154.83          157.63

  The Company effected its initial public offering on January 22, 1996, and trading began on January 23, 1996, at a per share price of $18.00. The closing price of Common Stock on January 23, 1996, was $30.25 per share and the graph above commences with such price.

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the three other most highly compensated executive officers who were serving as such at the end of fiscal 1997, each of whose aggregate compensation for fiscal 1997 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year, and one other individual who was not serving as an executive officer at the end of the fiscal year but whose salary and bonus exceeded $100,000 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION AWARDS
                                           ----------------------------------- ---------------------
                                                                               RESTRICTED SECURITIES
  NAME AND PRESENT PRINCIPAL        FISCAL                      OTHER ANNUAL     STOCK    UNDERLYING
           POSITION                  YEAR   SALARY      BONUS  COMPENSATION(1)   AWARDS    OPTIONS
  --------------------------        ------ --------    ------- --------------- ---------- ----------
Christopher G. Erickson.......       1997  $204,750    $33,735     $4,056             0     40,000
 President, Chief Executive Officer  1996  $188,750    $65,869     $5,643             0          0
 and Chairman of the Board           1995  $170,000    $61,520     $5,711       110,145     84,956
Phillip M. Fernandez..........       1997  $185,000    $99,876     $1,365             0     25,000
 Sr. Vice President,                 1996  $156,820    $55,675     $2,117             0          0
 Engineering & Services              1995  $137,280    $54,226     $2,104        39,652     46,079
Anthony W. Layzell............       1997  $ 80,881(2) $46,001          0             0    150,000
 Sr. Vice President,                 1996       --
 Sales & Marketing                   1995       --
Robert C. Hausmann............       1997  $120,714    $18,113          0             0     25,000
 Former Vice President,              1996  $133,000    $50,757     $  863             0          0
 Finance and Administration,         1995  $111,627    $44,366     $1,204        26,435     34,886
 Chief Financial Officer and
 Secretary
Alexander Wilson..............       1997  $210,756(3) $15,000          0                   35,000
 Former Vice President,              1996  $223,201(4) $46,202          0             0          0
 Worldwide Sales                     1995  $148,693(5) $24,000          0             0          0

--------
(1) Represents imputed interest on outstanding loans.

(2) Mr. Layzell commenced employment on July 15, 1997.

(3) Includes commissions of $70,756.

(4) Includes commissions of $103,201.

(5) Includes commissions of $57,978.

  As of the last day of the fiscal year, the Named Officers held the number of shares of restricted Common Stock set forth below. Also, see "Certain Relationships and Related Transactions" below.

                                                    NUMBER OF       VALUE OF
                      NAME                       UNVESTED SHARES UNVESTED SHARES
                      ----                       --------------- ---------------
Christopher G. Erickson.........................     29,831         $199,271
Phillip M. Fernandez............................     10,739         $ 71,737
Anthony W. Layzell..............................          0         $      0
Robert C. Hausmann..............................          0         $      0
Alexander Wilson................................          0         $      0

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the stock option grants made to each of the Named Officers in the fiscal year ended 1997. No stock appreciation rights were granted to these individuals during such year.

                                      INDIVIDUAL GRANTS
                          ------------------------------------------  POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                          NUMBER OF  % OF TOTAL                       ANNUAL RATES OF STOCK
                          SECURITIES  OPTIONS   EXERCISE             PRICE APPRECIATION FOR
                          UNDERLYING GRANTED TO  OR BASE                 OPTION TERM(4)
                           OPTIONS   EMPLOYEES    PRICE   EXPIRATION -----------------------
          NAME            GRANTED(1) IN 1997(2) ($/SH)(3)    DATE      5%($)       10%($)
          ----            ---------- ---------- --------- ---------- ---------- ------------
Christopher G. Erickson.    40,000      1.80%    $6.625     4/18/07     166,657      422,341
Phillip M. Fernandez....    25,000      1.13%    $6.625     4/18/07     104,161      263,964
Anthony W. Layzell......   100,000      4.50%    $8.125     7/16/07     510,977    1,294,916
                             5,000      0.23%    $8.125     7/16/07      25,549       64,746
                            30,000      1.35%    $7.25     11/19/07     136,785      346,639
                            15,000      0.68%    $7.25     11/19/07      68,392      173,320
Robert C. Hausmann......    25,000      1.13%    $6.625     4/18/07     104,161      263,964
Alexander Wilson........    35,000      1.58%    $6.625     4/18/07     145,825      369,549

--------
(1) Each of the options listed in the table granted to Messrs. Erickson, Fernandez, Hausmann and Wilson were granted on April 18, 1997 and become exercisable with respect to 50% of the Option Shares after one (1) year of service from the grant date and for the balance in 24 equal monthly installments thereafter. The first two options granted to Mr. Layzell were granted on July 16, 1997 and the third option was granted on November 19, 1997; each becomes exercisable to the extent of 25% of the shares after one year from the vesting commencement date and for the balance in 36 equal monthly installments thereafter. The fourth option was granted on November 19, 1997 and becomes exercisable with respect to 50% of the shares after one year from the grant date and the remainder in 24 equal monthly installments thereafter. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options that are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 12 months following the transaction.

(2) Based on a total of 2,220,650 options granted to employees in 1997.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information concerning exercises of options by the Named Officers and option holdings as of the end of fiscal 1997 with respect to each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          ACQUIRED               OPTIONS AT FY-END(#)         AT FY-END($)(2)
                             ON       VALUE    ------------------------- -------------------------
          NAME            EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            -------- ----------- ----------- ------------- ----------- -------------
Christopher G. Erickson.  325,750  $2,079,914     42,478       82,477     $ 27,478      $42,477
Phillip M. Fernandez....        0  $        0    144,491       48,739     $825,081      $20,614
Anthony W. Layzell......        0  $        0          0      150,000     $      0      $     0
Robert C. Hausmann......    9,818  $   31,909          0            0     $      0      $     0
Alexander Wilson........    5,000  $  112,950     26,955      104,607     $      0      $21,843

--------
(1) Market price at exercise less exercise price.

(2) Market value of underlying securities at fiscal year end, December 31, 1997 ($7.00), minus the exercise price.

                                PROPOSAL NO. 2

                               AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION

  The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 20,000,000 to 50,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the Company's existing Amended and Restated Certificate of Incorporation will continue in effect.

  The objectives of the increase in the authorized number of shares of Common Stock are to ensure that the Company has sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. The Company has no present plans to issue additional shares of Common Stock (except pursuant to employee stock incentive plans).

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

  If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange or quotation system on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their pro rata ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                PROPOSAL NO. 3

                    AMENDMENT OF THE 1995 STOCK OPTION PLAN

  The Red Brick Systems, Inc. 1995 Stock Option Plan ("1995 Plan") was adopted by the Board of Directors on September 20, 1995 and stockholders approved the 1995 Plan as of December 1, 1995. The 1995 Plan was created in order to assist the Company in the recruitment, retention and motivation of key employees, directors, and consultants of outstanding ability who are in a position to make material contributions to the Company's success. The limited number of skilled and experienced employees in this industry are in demand by a growing number of employers. The Board believes that stock options are critical in attracting and retaining these key contributors.

  The stockholders are being asked to vote on a proposal to approve an amendment to the 1995 Plan to provide for an automatic annual increase in the share reserve in 1999, to increase the per person limit on the number of shares issuable each year under the 1995 Plan from 100,000 to 300,000 shares, with a maximum of 500,000 in a year when an optionee commences service, and to expand the Board's authority to amend the 1995 Plan, all as described below. The proxy holders intend to vote all proxies received by them FOR the amendment to the 1995 Plan.

  The 1995 Plan was adopted by the Board on September 20, 1995 as the successor to the 1991 Stock Option Plan ("1991 Plan"). To date, the Company has reserved 3,310,217 shares for issuance under the 1995 Plan. The Board and the stockholders have previously approved an amendment to the 1995 Plan on May 21, 1997 to establish an annual limit on option grants per person of 100,000 shares or 300,000 shares in the year an individual commences service.

SUMMARY OF 1995 STOCK OPTION PLAN

  The principal terms and provisions of the 1995 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 1995 Plan. A copy of the 1995 Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the executive offices in Los Gatos, California.

  Structure. The 1995 Plan contains two separate equity incentive programs:
(i) a Discretionary Option Grant Program under which eligible persons may be granted options to purchase shares of Common Stock, and (ii) an Automatic Option Grant Program under which option grants will be made at specified intervals to the non-employee Board members.

  Administration. The 1995 Plan is currently administered by the Compensation Committee of the Board of Directors (the "Committee"). The 1995 Plan may also be administered by the Board or a secondary committee comprised of one or more Board members with respect to optionees who are not executive officers subject to the short-swing profit rules of federal securities laws. Committee members serve for such period of time as the Board may determine. The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the 1995 Plan) to determine the eligible individuals who are to receive grants under the 1995 Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of section 422 of the Internal Revenue Code (the "Code") or a nonstatutory option not intended to meet such requirements, and the remaining provisions of the option grant.

  Administration of the Automatic Option Grant Program is self-executing in accordance with the terms of that program, and no plan administrator shall exercise any discretionary functions with respect to grants made thereunder.

  Eligibility. Employees (including officers), consultants and independent contractors who render services to the Company or its parent or subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. A non-employee member of the board of directors of any parent or subsidiary corporation is also eligible for option grants under the Discretionary Option Grant Program. Non-employee members of the Board are eligible solely for automatic grants under the Automatic Option Grant Program of the 1995 Plan.

  Securities Subject To 1995 Plan. The maximum number of shares of Common Stock that may be issued over the term of the 1995 Plan is 3,310,217 shares. The 1995 Plan originally provided that the number of shares of Common Stock available for issuance under the 1995 Plan would automatically increase on the first trading day of the 1997 and 1998 calendar years by an amount equal to five percent (5%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31 of the immediately preceding calendar year and such automatic increases could not exceed 600,000 shares. As a result, 567,325 shares of Common Stock were added to the pool on January 1, 1997 and 600,000 shares of Common Stock were added to the pool on January 1, 1998. The amendment to the 1995 Plan that is the subject of this Proposal No. 3 would extend the automatic increase by one more year. Therefore, assuming that the stockholders approve the amendment, the number of shares of Common Stock available for issuance under the 1995 Plan would automatically increase on the first trading day of 1999 by an amount equal to five percent (5%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31, 1998; the automatic annual increase may not exceed 800,000 shares. Shares of Common Stock subject to outstanding options, including options granted under the 1991 Stock Option Plan, which expire or terminate prior to exercise will be available for future issuance under the 1995 Plan.

  No one person participating in the 1995 Plan may receive options for more than 300,000 shares of Common Stock per calendar year or 500,000 shares of Common Stock in the calendar year in which an individual first commences service. Prior to the amendment which is the subject of this Proposal No. 3, no one person could receive options under the 1995 Plan for more than 100,000 shares of Common Stock per calendar year or 300,000 shares of Common Stock in the calendar year in which an individual first commenced service.

  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the stockholder of record of the purchased shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

DISCRETIONARY OPTION GRANT PROGRAM

  Price And Exercisability. The option exercise price per share may not be less than eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times, and during such period, as the Committee may determine and set forth in the instrument evidencing the option grant. In any event, options granted under the 1995 Plan may not have a term in excess of 10 years.

  The exercise price for options granted under the 1995 Plan may be paid in cash or in outstanding shares of Common Stock. Options may also be exercised on a cashless basis through the same-day sale of the purchased shares. The Committee may also permit the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The amount financed may include any federal or state income and employment taxes incurred by reason of the option exercise.

  Termination Of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

  The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

  Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of Common Stock for which one or more options granted to any employee under the 1995 Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under section 422 of the Code shall not exceed $100,000.

  If an employee to whom an Incentive Option is granted is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, then the option price per share will be at least one hundred and ten percent (110%) of the fair market value per share on the grant date, and the option term will not exceed five (5) years, measured from the grant date.

  Stock Appreciation Rights. The Committee is authorized to issue limited and tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right, subject to the Committee's approval, to surrender their options for a distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock or partly in shares of Common Stock and partly in cash. Limited stock appreciation rights provide the holders with the right to surrender their options for a cash distribution from the Company upon the occurrence of certain hostile takeovers.

AUTOMATIC OPTION GRANT PROGRAM

  Under the Automatic Option Grant Program, non-employee Board members will receive option grants at designated dates during their period of Board service. These special grants may be summarized as follows:

  . Each individual who first becomes a non-employee Board member after January 22, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 15,000 shares of Common Stock. Each individual who was a non-employee Board member on January 22, 1996 was automatically granted on that date a nonstatutory stock option to purchase 15,000 shares of Common Stock.

  . On the date of each Annual Stockholders Meeting beginning with the meeting held on May 21, 1997, each individual who is a non-employee Board member and continues to serve as a Board member after such meeting shall automatically be granted a nonstatutory stock option to purchase 1,000 shares of Common Stock, provided such individual has served as a Board member for at least six months.

  Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

  (1) The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years measured from the grant date.

  (2) Each automatic option will be immediately exercisable for all of the option shares, but the shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. The repurchase right will lapse and the optionee vest in a series of four (4) successive annual installments, measured from the grant date, provided such optionee continues service as a Board member.

  (3) The option will remain exercisable for a twelve (12)-month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while serving as a Board member or during the twelve (12)-month period following his or her cessation of Board service, then such options may be exercised during the twelve
       (12)-month period following such optionee's cessation of service by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option or for more than the number of vested shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

  (4) The option shares will become fully exercisable and fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully exercisable and fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

  (5) Upon the occurrence of a hostile tender offer, each option which has been held for at least six (6) months shall be automatically canceled (to the extent the optionee is vested in such option shares) and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of
       (i) the highest reported price per share of Common Stock paid in the tender offer or, if greater, the fair market value per share of Common Stock over (ii) the option exercise price payable per share.

  (6) Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the options will in general conform to the terms described above for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

  Acceleration Of Options/Termination Of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate
Transaction"):

      (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

      (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the 1995 Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (a) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (b) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (c) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

  Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically and the shares of Common Stock subject to those terminated rights shall vest in full unless assigned to the successor corporation or accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

  Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate in full (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary or constructive termination within twelve (12) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the employment termination. In addition, the Committee has discretion to accelerate vesting of options or option shares at any time.

  Should (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquire beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation or (ii) there be a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest(s) to be comprised of individuals who are continuing Board members or have been elected or nominated by continuing Board members ("Change in Control"), then the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights.

  The Committee generally has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

  Valuation. For purposes of establishing the option price and for all other valuation purposes under the 1995 Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq Stock Market. The fair market value of the Common Stock on February 27, 1998 as reported on the Nasdaq Stock Market was $5.75 per share.

  Change In Capitalization. In the event any change is made to the Common Stock issuable under the 1995 Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change effecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options per calendar year or over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1991 Plan) in order to prevent the dilution or enlargement of benefits thereunder.

  Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the 1995 Plan on both an aggregate and a per-participant basis.

  1995 Plan Amendments. The Board may amend or modify the 1995 Plan in any and all respects whatsoever. The approval of the Company's stockholders will be obtained to the extent required by applicable law. Prior to the amendment that is the subject of this Proposal No. 3, the Board could not amend the 1995 Plan without stockholder approval if such amendment would (i) materially increase the maximum number of shares issuable under the 1995 Plan, (ii) materially modify the eligibility requirements for option grants, or (iii) increase materially the benefits accruing to participants under the 1995 Plan.

  Unless sooner terminated by the Board, the 1995 Plan will in all events terminate on September 19, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

    FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE 1995 PLAN

  Options granted under the 1995 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

  Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a nonstatutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

    (i) If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

    (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of nonstatutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

  The foregoing is only a summary of the federal income taxation consequences to the optionee and the Company with respect to options and rights granted under the 1995 Plan. In addition, the summary does not discuss the tax consequences of an optionee's death or the income tax laws of any city, state or foreign country in which the optionee may reside.

  New Plan Benefits. As of February 28, 1998, options covering 2,256,025 shares were outstanding under the 1995 Plan, 466,809 shares remained available for future option grants, and 1,187,383 shares have been issued under the 1995 Plan. The expiration dates for all such options range from March 2001 to February 2008.

  Except as set forth above under the caption "Automatic Option Grant Program," grants to be made under the 1995 Plan in the future are at the discretion of the Committee and are not determinable at this time. The following table shows all option grants made during the fiscal year ending December 31, 1997 and through February 28, 1998, including options granted outside of the 1995 Plan, to the indicated individuals, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group, respectively:

                                                                    NUMBER OF
                                                                  OPTION SHARES
                                                                  -------------
      Christopher G. Erickson....................................     140,000
      Phillip M. Fernandez.......................................     125,000
      Anthony W. Layzell.........................................     250,000
      Robert C. Hausmann.........................................      25,000
      Alexander Wilson...........................................      35,000
      Thomas H. Bredt............................................       1,000
      Andrew K. Ludwick..........................................       1,000
      John F. Shoch..............................................       1,000
      John E. Warnock............................................       1,000
      All current executive officers as a Group (5 persons)......     765,000
      All current Directors who were not employees (4 persons)...       4,000
      All Employees (including officers who are not executive
       officers).................................................   1,473,625

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN.

                                PROPOSAL NO. 4

               ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

  The stockholders are being asked to approve the adoption of the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") to be effective June 1, 1998. The 1998 Purchase Plan is intended to replace the previous Employee Stock Purchase Plan that was adopted by the Board on September 20, 1995, approved by the stockholders on June 9, 1995 and that exhausted its share reserve effective with the purchase made on January 30, 1998.

  The 1998 Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code").

  The following summary of certain 1998 Purchase Plan provisions is qualified, in its entirety, by reference to the 1998 Purchase Plan. Copies of the 1998 Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Los Gatos, California.

  Purpose. The purpose of the 1998 Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company and certain of its subsidiaries will participate in the 1998 Purchase Plan.

  The 1998 Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The 1998 Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the 1998 Purchase Plan.

  Administration. The 1998 Purchase Plan is to be administered by the Compensation Committee of the Board (the "Committee") and may also be administered by the Board. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the 1998 Purchase Plan shall be credited to a non-interest bearing book account.

  Shares and Terms. The stock issuable under the 1998 Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued under the 1998 Purchase Plan is 1,500,000, adjusted as described in the "Adjustment" section of this description. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

  Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the 1998 Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

  Eligibility. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the 1998 Purchase Plan. The 1998 Purchase Plan grants the Committee discretion to impose an eligibility service period of any length. It is presently contemplated that for the first offering period an employee will be required to complete sixty
(60) days of employment before he or she is eligible to participate in the 1998 Purchase Plan. From time to time, prior to commencement of a purchase period within an offering period, the Committee may impose a longer eligibility service requirement of up to two (2) years or may provide for a shorter or no eligibility service period. Approximately 264 employees (including 3 executive officers) would have been eligible to participate in the 1998 Purchase Plan as of February 28, 1998 if the 1998 Purchase Plan were in effect on that date.

  Offering Periods. The 1998 Purchase Plan will be implemented by offering periods that generally have a duration of twenty-four months; each offering period will be comprised of a series of one or more successive purchase periods, which will generally have a duration of six (6) months. The initial offering period will have a duration of twenty-six (26) months and will commence on June 1, 1998 and will end on July 31, 2000, unless terminated earlier; the next offering period will commence on August 1, 2000 and will end on the last business day in July 2002, unless terminated earlier. The purchase periods during the initial offering period will end on January 29, 1999, July 30, 1999, January 31, 2000, and July 31, 2000. The Committee in its discretion may vary the beginning date and ending date of the offering periods prior to their commencement, provided no offering period, following the initial offering period, shall exceed twenty-four (24) months in length.

  The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

  Purchase Price. The purchase price per share under the 1998 Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq National Market System. The market value of the Common Stock as reported on the Nasdaq Stock Market as of February 28, 1998, was $5.75 per share.

  Limitations. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

  1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

  2. In no event shall a participant be permitted to purchase more than 1,000 shares on any semi-annual purchase date. If a purchase period is longer or shorter than six months, the 1,000-share limit may be correspondingly adjusted.

  3. The right to purchase Common Stock under the 1998 Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under
     Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

  The purchase right shall be exercisable only by the participant during the participant's lifetime and shall not be assignable or transferable by the participant.

  Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 10% of a participant's cash compensation paid during a purchase period. Compensation for this purpose will include elective contributions that are not includible in income under Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

  The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the 1998 Purchase Plan.

  Termination and Change to Payroll Deductions. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and then any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the 1998 Purchase Plan. Any payroll deductions that the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. The Committee may permit a participant to increase or decrease his or her payroll deductions during an offering period.

  Amendment and Termination. The 1998 Purchase Plan shall continue in effect until the earlier of (i) the last business day in January 2008, (ii) the date on which all shares available for issuance under the 1998 Purchase Plan shall have been issued or (iii) the occurrence of a Corporate Transaction, unless the 1998 Purchase Plan is earlier terminated by the Board in its discretion.

  The Board has retained the power to at any time to alter, amend, suspend or discontinue the 1998 Purchase Plan, including the power to shorten an offering period or to change the length of an offering period or purchase period. Stockholder approval of an amendment of the 1998 Purchase Plan will be obtained to the extent required by applicable law or to retain the tax benefits of Section 423, to the extent the Board deems it necessary or desirable to retain those benefits.

  In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to amend or terminate the 1998 Purchase Plan immediately following any purchase period. If the Board chooses to terminate the 1998 Purchase Plan, then the 1998 Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the 1998 Purchase Plan.

  Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the 1998 Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on the start date of the offering period or the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

  The grant of purchase rights under the 1998 Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the 1998 Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

  Federal Income Tax Consequences. The following is a general description of certain Federal income tax consequences of the 1998 Purchase Plan. This description does not purport to be complete.

  The 1998 Purchase Plan is currently intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

  Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be medium or long-term if the shares have been held for more than one (1) year following the date of purchase under the 1998 Purchase Plan.

  The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the 1998 Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

  New Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee's decision not to participate in the 1998 Purchase Plan, awards under the 1998 Purchase Plan for the current fiscal year are not determinable. However, each of the Named Officers, except Christopher G. Erickson, purchased that number of shares of Common Stock set forth opposite his name at $6.375 per share on July 31, 1997, and $4.72855 per share on January 30, 1998, respectively, under the prior Employee Stock Purchase Plan:

                                                  JULY 31, 1997 JANUARY 30, 1998
                                                  ------------- ----------------
      Phillip M. Fernandez.......................      220           1,092
      Robert C. Hausmann.........................      945               0
      Alexander Wilson...........................      802               0
      Anthony W. Layzell.........................        0           3,422

  Under the 1998 Purchase Plan, each of the Named Officers, except Christopher
G. Erickson, has the right to purchase up to 1,000 shares of Common Stock on each of January 29, 1999, July 30, 1999, January 31, 2000, and July 31, 2000 at a purchase price that will not exceed 85% of the fair market value per share on June 1, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL NO. 5

                     RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since January 1994. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Christopher G. Erickson, the Company's President, Chief Executive Officer and Chairman of the Board, purchased shares of restricted Common Stock awarded on January 18, 1995, at a purchase price of $0.32 by delivery of a promissory note on February 14, 1995. The 1995 loan is full recourse, bears interest at the rate of 7.96% per annum, is due February 14, 1999, and is secured by a portion of the shares of Common Stock purchased with the proceeds of the loan. Mr. Erickson also purchased shares of restricted Common Stock awarded on December 21, 1993, by delivery of a promissory note on January 24, 1994. The 1994 loan is full recourse, bears interest at the rate of 5.32% per annum, was due January 24, 1998, and is secured by a portion of the shares of Common Stock purchased with the proceeds of the loan. The largest aggregate amount of indebtedness outstanding during 1997 was $77,910.65. Prior to March 31, 1998, Mr. Erickson paid off the 1994 loan and made a payment on the 1995 loan. The amount of Mr. Erickson's indebtedness to the Company on March 31, 1998 was $7,331.29.

  The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

  The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  The members of the Board of Directors, the executive officers of the Company, and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal 1997 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1997 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members, and greater than 10% stockholders, except that John F. Shoch filed late a Form 4 for November 1997 reporting one transaction.

                                   FORM 10-K

  THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO RED BRICK SYSTEMS, INC., 485 ALBERTO WAY, LOS GATOS, CALIFORNIA 95032, ATTN:
INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholder proposals that are intended to be presented at the 1999 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 7, 1998, in order to be included. Such stockholder proposals should be addressed to Red Brick Systems, Inc., 485 Alberto Way, Los Gatos, California 95032, Attention: Investor Relations.

                                 OTHER MATTERS

  The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Margaret R. Brauns
                                          Secretary

Los Gatos, California
April 6, 1998


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING INPERSON AT THE MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   EXHIBIT A
                                   ---------

                        CERTIFICATE OF AMENDMENT OF THE
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                            RED BRICK SYSTEMS, INC.

  Red Brick Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors adopted a resolution setting forth a
  -----
proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

  "RESOLVED, that Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing in its entirety the first paragraph of
Article IV thereof so that such paragraph shall be and read as follows:

  "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), par value $0.0001 per share."

  SECOND: That thereafter said amendment was duly adopted in accordance with
  ------
the provisions of Section 242 and Section 245 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

  IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the
Secretary of the Corporation this    day of May, 1998.

                                          RED BRICK SYSTEMS, INC.

                                          By:
                                             ----------------------------------
                                             Christopher G. Erickson,
                                             President

ATTEST:

By:
  -------------------------------------
  Margaret R. Brauns, Secretary

PROXY                                                                      PROXY

                            RED BRICK SYSTEMS, INC.
                 485 ALBERTO WAY, LOS GATOS, CALIFORNIA 95032

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 1998

        The undersigned hereby appoints Christopher G. Erickson, Chairman of the Board, President and Chief Executive Officer of Red Brick Systems, Inc. (the "Company"), and Margaret R. Brauns, Vice President, Chief Financial Officer and Secretary of the Company, and each of them proxies for the undersigned, each with the full power to appoint this or her substitute, and hereby authorizes them, to represent and to vote as designated on this Proxy Card, all the shares of Common Stock of the Company held of record by the undersigned on April 1, 1998 and entitled to be voted at the Annual Meeting of Stockholders to be held at The Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 at 10:00 a.m., on Friday, May 15, 1998, or any adjournment of postponement thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS
                       AND FOR PROPOSALS 2, 3, 4 AND 5.

           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

               (Continued and to be signed on the reverse side.)

                            RED BRICK SYSTEMS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors--
     Nominees: Christopher G. Erickson, Andrew K. Ludwick, John F. Shoch and John E. Warnock

     _______________________________________________________________
                 (Except nominees written above)


          For All [_]     Withhold All [_]        For All Except [_]

2. Approval of the adoption of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue, as set forth in the accompanying Proxy Statement.

                  For [_]     Against [_]        Abstain [_]

3. Approval of the adoption of an amendment to the Company's 1995 Stock Option Plan to increase the number of shares available for issuance thereunder and to increase the per person limit on the maximum number of shares which may be awarded each year, as set forth in the accompanying Proxy Statement.

                  For [_]     Against [_]        Abstain [_]

4. Approval of the adoption of the Company 1998 Employee Stock Purchase Plan, as set forth in the accompanying Proxy Statement.

                  For [_]     Against [_]        Abstain [_]

5. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

                  For [_]     Against [_]        Abstain [_]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposals 2, 3, 4 and 5.

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

The undersigned acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

                                                      Date_________________ 1998

                              Signature(s)______________________________________

                              __________________________________________________
                              NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, stockholder, trustee or guardian, please give full title as such.